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                                                                   EXHIBIT 10(f)

                                 LOAN AGREEMENT

AGREEMENT dated December 20, 2001, by and between CITY NATIONAL BANCSHARES CORPORATION, a New Jersey corporation ("Borrower"), and the NATIONAL COMMUNITY INVESTMENT FUND, a trust ("Lender").

In consideration of the mutual promises and undertakings set forth or provided for herein, the parties hereto agree as follows:

1. Loan. Subject to the terms and conditions herein set forth, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the principal amount of $1,000,000. The loan shall be evidenced by, shall bear interest and shall otherwise be repayable in accordance with the Secured Promissory Note of Borrower dated the date hereof (the "Note") in the principal amount of $1,000,000, which is being delivered by Borrower to Lender herewith.

2. Security. Borrower's obligations hereunder and in connection herewith, which shall include without limitation timely and complete fulfillment and performance by Borrower of all its covenants and agreements hereunder and under the Note, are secured by a Pledge Agreement dated the date hereof (the "Pledge Agreement") between Borrower and Lender. Each of the Note and the Pledge Agreement is being executed and delivered by the parties thereto simultaneously with the execution and delivery of this Agreement.

3. Term. This Agreement shall remain in full force and effect until all obligations of Borrower to Lender hereunder and in connection herewith are paid, fulfilled and discharged.

4. Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

      (a) Borrower is a corporation, duly incorporated, validly existing and in good standing under the laws of New Jersey, and Borrower has all requisite authority to conduct its business as now conducted and in each jurisdiction in which its business is conducted.

      (b) Borrower has full corporate power and authority to execute and deliver this Agreement, the Note and the Pledge Agreement; they have each been duly approved, authorized, executed and delivered by and on behalf of
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            Borrower; and they are valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

      (c) Borrower directly owns and holds, beneficially and of record, all of the issued and outstanding shares of common capital stock of City National Bank of New Jersey, a national association (the "Bank"), free and clear of all pledges, liens, security interests, charges, encumbrances, or other rights or interests of others. Schedule 4(c) hereto completely and correctly describes all of the authorized shares of capital stock of the Bank and sets forth the number of shares which are issued and outstanding. There is no plan, agreement or understanding providing for or contemplating the issuance of any additional shares of common capital stock of the Bank. All of the issued and outstanding shares of capital stock of the Bank, as set forth on Schedule 4(c), have been duly authorized and issued, have not been issued in violation of any preemptive rights, and are fully paid and nonassessable. There are no outstanding options, rights, warrants, agreements or commitments to issue, deliver or sell, or to cause to be issued, delivered or sold, any additional shares of capital stock of the Bank or to grant, offer or enter into any such options, rights, warrants, agreements or commitments.

      (d) The execution and delivery of this Agreement, the Note and the Pledge Agreement by Borrower, and the performance by Borrower of its obligations hereunder and thereunder, do not and will not violate, conflict with or constitute a breach of or default under any applicable law or regulation, the Articles of Incorporation or By-Laws of Borrower, any order of any court or other governmental authority or agency, or any material agreement, indenture, mortgage, lease, note or other obligation or instrument to which Borrower is a party or by which Borrower or any its properties is bound.

      (e) The Bank is a bank, duly organized, validly existing and in good standing under the banking and other applicable laws of the United States, and the Bank has all requisite authority to conduct its business as now conducted. The deposit accounts of the Bank are insured


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            by the Federal Deposit Insurance Corporation pursuant to the Federal
            Deposit Insurance Act.

      (f) There is no action, suit or proceeding, at law or in equity, or any inquiry or investigation, before or by any court or other governmental authority or agency, pending or, to Borrower's knowledge, overtly threatened against or affecting Borrower or the Bank or any of their respective properties.

      (g) No approval, consent or authorization of any governmental authority or agency is required in connection with Borrower's entering into or performing its obligations under this Agreement, the Note or the Pledge Agreement.

      (h) The consolidated financial statements of Borrower as of and for the years ended December 31, 2000 and 1999, which are audited by its independent certified public accountants, and as of and for the 9 months ended September 30, 2001, which are unaudited, all of which financial statements have been delivered to Lender, are, in each case, correct and complete in all material respects, present fairly the financial position of Borrower as of the date thereof and for the period covered thereby, and have been prepared in accordance with generally accepted accounting principles consistently applied. Borrower has also delivered to Lender a correct and complete copy of the call report filed by the Bank for the period ending September 30, 2001 and a correct and complete copy of the Form FRY-9C filed by Borrower for the period ending September 30, 2001. There has been no material adverse change in the financial condition, business, properties or operations of either Borrower or the Bank since September 30, 2001.

      (i) Neither Borrower nor the Bank, nor any of their respective officers or directors, are now operating under any restrictions, agreements, memoranda or commitments (other than restrictions generally applicable to banks and bank holding companies) imposed by any governmental authority or agency.

      (j) Borrower and the Bank are each in substantial compliance with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees and awards, where a failure to be in substantial compliance has or might


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            have, either separately or in the aggregate, a material adverse impact on the financial condition, business, properties or operations of either Borrower or the Bank.

      (k) Each of Borrower and the Bank is and intends to remain a Community Development Financial Institution, as defined in the Community Development Banking and Financial Institutions Act of 1994 (a "CDFI") (whether or not certified as a CDFI by the federal Community Development Financial Institutions Fund), and as such, each of Borrower and the Bank:

            (i)   has a primary mission of promoting community development;

            (ii) serves either (A) an investment area that meets objective criteria of economic distress and has significant unmet needs for loans or equity investment, or (B) a targeted population of low-income persons or persons who otherwise lack adequate access to loans or equity investments;

            (iii) provides development services in conjunction with equity investments or loans, directly or through a subsidiary or affiliate;

            (iv) maintains, through representation on its governing board or otherwise, accountability to residents of its investment area or targeted population; and

            (v) is not an agency or instrumentality of the United States, or of any State or political subdivision of a State.

5.    Covenants. Borrower covenants and agrees with Lender as follows:

      (a) Borrower will pay all principal and interest under the Note in full when due.

      (b)   Borrower will remain a CDFI.

      (c) Within 120 days after the end of each fiscal year of Borrower, Borrower will deliver to Lender a written report regarding Borrower's and the Bank's development activities during such fiscal year, using such


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            definitions and otherwise in such form and detail as Lender may from time to time reasonably request.

      (d) Within 30 days after filing, Borrower will deliver or cause to be delivered to Lender complete and correct copies of all call reports filed by the Bank and of all forms FRY-9C filed by Borrower, in each case in the same form as filed.

      (e) Within 120 days after the end of each fiscal year of Borrower, Borrower will deliver to Lender a consolidated balance sheet of Borrower as at the end of such fiscal year and a consolidated income statement and statement of cash flows of Borrower for such fiscal year, all in reasonable detail and accompanied by an opinion thereon by independent certified public accountants selected by Borrower, which opinion shall state that such financial statements present fairly the consolidated financial condition of Borrower as at the end of such fiscal year and the consolidated results of its operations and its cash flows for such fiscal year and have been prepared in accordance with generally accepted accounting principles consistently applied.

      (f) Borrower will deliver or cause to be delivered to Lender such other documents and information concerning Borrower or the Bank, their respective operations or their respective financial condition as Lender may from time to time reasonably request, including without limitation information reasonably necessary to permit Lender to comply with its obligations to its sources of capital.

      (g) Borrower will itself, and Borrower will cause the Bank to, substantially comply with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees and awards, where a failure to be in substantial compliance has or might have, either separately or in the aggregate, a material adverse impact on the financial condition, business, properties or operations of either Borrower or the Bank.

      (h) Borrower will pay all of its material debts, liabilities and other obligations as or before the same mature.

      (i) Borrower will not itself, and Borrower will not permit the Bank to, merge or consolidate with or into any other entity, or to lease, sell or otherwise dispose of any of


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            its assets, except in the ordinary course of its business. Borrower will not permit the Bank (i) to issue any additional shares of its common capital stock; (ii) to declare or make any distribution with respect to any shares of its common capital stock, other than cash dividends which are otherwise lawful in all respects; or (iii) to redeem or otherwise acquire any shares of its common capital stock. Borrower will not sell, transfer, otherwise dispose of, cause the reissuance of, exchange or grant any option with respect to any shares of common capital stock of the Bank.

      (j) Borrower will forthwith use the proceeds of the loan under this Agreement to contribute to or otherwise invest in the common capital of the Bank.

      (k) Borrower will pay to Lender simultaneously with the execution and delivery of this Agreement a loan fee in the amount of $10,000.

      (l) In addition to and not in limitation of any obligations of Borrower under the Note, the Pledge Agreement or Section 7 of this Agreement, Borrower will pay all expenses of Lender in connection with the documentation, negotiation and closing of the loan hereunder, not to exceed $5,000.

6. Default. The occurrence of any one or more of the following events shall constitute and shall be defined as an "Event of Default" hereunder:

      (a) Any failure by Borrower to pay in full any installment of principal or interest due under the Note within ten (10) days after the same becomes due and payable.

      (b) Any failure by Borrower to pay any other amount in full when due or to observe or perform any other covenant, agreement or condition under this Agreement, the Note or the Pledge Agreement in accordance with the terms hereof or thereof within thirty (30) days after the delivery of written notice to Borrower by Lender of such failure.

      (c) Any failure of any of Borrower's representations and warranties contained in this Agreement, the Note or the Pledge Agreement to be true and correct in all material respects when made.


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      (d)   The occurrence of any Event of Default under the Pledge Agreement or the Note, as the term "Event of Default" is respectively defined or used therein.

      (e) Either or both of Borrower or the Bank shall (i) undertake or attempt to undertake a voluntary dissolution or liquidation of its assets; (ii) have an order for relief entered with respect to it under the Federal Bankruptcy Code; (iii) not pay, or admit in writing its inability to pay, its debts generally as they become due; (iv) make or attempt to make an assignment for the benefit of, or a composition with, creditors; (v) apply for, seek, consent to or acquiesce in, the appointment of a receiver, conservator, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property; (vi) institute any proceeding seeking to adjudicate Borrower or the Bank a bankrupt or insolvent or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it; (vii) take any corporate action to authorize or effect any of the foregoing actions set forth in (i) through (vi), inclusive, of this subsection (e); or (viii) fail to contest in good faith and fail to have promptly discharged or dismissed any appointment, order or proceeding described in (v) or (vi) of this subsection (e).

      (f)   Either Borrower or the Bank ceases to be a CDFI.

7. Acceleration, Waivers and Remedies. Upon the occurrence of any Event of Default, the principal amount outstanding under the Note, and all interest accrued thereon, shall, at the election of Lender, immediately become due and payable without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives. In addition, upon the occurrence of any Event of Default, Lender shall have available to it and may exercise such other rights and remedies under this Agreement, the Note or the Pledge Agreement or otherwise under any applicable law. No delay or omission of Lender in the exercise of any right under this Agreement, the Note or the Pledge Agreement or under any applicable law shall impair such right or be construed to be


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      a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right shall not preclude other or future exercise thereof or the exercise of any other right. All remedies of Lender shall be cumulative and shall be available to Lender until all obligations of Borrower to Lender hereunder or in connection herewith are fulfilled and discharged. Should it become necessary to collect the Note through an attorney or otherwise, Borrower agrees to pay all costs of collection of the Note, including costs of litigation and reasonable attorneys' fees.

8. Further Assurances. Borrower agrees to execute and deliver such documents and to take such other action as Lender may from time to time request to protect or perfect the interests of Lender under and in connection with this Agreement, the Note or the Pledge Agreement, or otherwise to carry out the transactions contemplated hereby.

9. Benefit of Agreement; Assignment. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors and assigns. No assignment shall be made by Borrower of Borrower's rights hereunder without the prior written consent of Lender.

10. Notices. Any and all notices or other communications hereunder shall be in writing and shall be deemed properly delivered when delivered personally or when deposited in the United States mail for delivery by registered or certified mail, return receipt requested, postage and fees prepaid, to the parties as set forth below:

            If to Lender:

            National Community Investment Fund
            7054 South Jeffery Boulevard
            Chicago, IL  60649


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            If to Borrower:

            Edward Wright, Chief Financial Officer
            City National Bancshares Corporation
            900 Broad Street
            Newark, NJ  07102

Either party may change the name and address to which notice shall be sent by giving written notice of such change to the other party.

11. Survival of Obligations. All representations, warranties, covenants and agreements of Borrower contained or referred to in this Agreement, the Note or the Pledge Agreement, and all Borrower's obligations with respect thereto, shall survive delivery of this Agreement and the Note and shall continue throughout the term of this Agreement.

12. Indemnity. Borrower agrees to indemnify Lender and hold Lender harmless from and against any and all cost, expense, liability, loss or damage incurred or suffered by Lender arising out of or in connection with, whether directly or indirectly, any Event of Default, except to the extent attributable to the gross negligence of Lender; provided that no application of this exception shall relieve Borrower of its obligation to pay all principal and interest under the Note in full when due.

13. Choice of Law. This Agreement and the Note and the Pledge Agreement shall be governed by and construed in accordance with the internal laws (and not the conflict of laws provisions) of Illinois.

14. Amendment. No extensions, changes, modifications or amendments to this Agreement, the Note or the Pledge Agreement shall be made or claimed by either party hereto, and no notices of any extension, change, modification or amendment thereto made or claimed by a party hereto shall have any force and effect whatsoever unless the same shall be endorsed in writing and fully signed by both parties hereto.

15. Entire Agreement. This Agreement, including the Schedule hereto, the Note, the Pledge Agreement and all other agreements referred to herein, constitutes the entire agreement between the parties relating to the subject matter hereof, and supersedes all prior correspondence, agreements,


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      discussions and understandings between the parties hereto relating to the subject matter hereof.

16. Counterpart Execution. This Agreement and the Pledge Agreement may be executed in more than one counterpart and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

17. Lender agrees that any nonpublic information concerning Borrower provided to it pursuant to the Loan Documents above shall not be disclosed by Lender to any third person, except (i) with the written approval of Borrower; (ii) to agents and advisors of Lender who have made this same agreement; (iii) pursuant to requests or directions from bank regulators or examiners or other authorized government agencies; or (iv) as required by applicable law.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                              NATIONAL COMMUNITY INVESTMENT FUND


                              By:
                                  --------------------------------------
                                    Its Authorized Representative


                              CITY NATIONAL BANCSHARES CORPORATION


                              By:
                                  --------------------------------------
                                          Its President


ATTEST


------------------------------------
Secretary


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                                  SCHEDULE 4(c)

            Description of Authorized Shares of Capital Stock of City
               National Bank of New Jersey and Number of Which Are
                             Issued and Outstanding

Authorized
69,000 shares of Common Stock, par value $0.10 per share

Issued and Outstanding
60,000 shares of Common Stock, par value $0.10 per share


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